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                                                                     EXHIBIT 4.5









                               SECURITIES HOLDERS

                        AND REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG


                          BELL SPORTS HOLDINGS, L.L.C.


                                BELL SPORTS CORP.


                                AND THE INVESTORS
                                SIGNATORY HERETO





                            DATED AS OF AUGUST __, 2000




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                                TABLE OF CONTENTS


Section 1.  Preemptive Rights.......................................1

Section 2.  Transfers...............................................1

Section 3.  Registration Rights.....................................4

Section 4.  Operating Policies.....................................14

Section 5.  Legends................................................14

Section 6.  Specific Performance, Etc..............................15

Section 7.  Termination............................................15

Section 8.  Miscellaneous..........................................16

Section 9.  Definitions............................................17


                                       (i)


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            SECURITIES HOLDERS AND REGISTRATION RIGHTS AGREEMENT


            This SECURITIES HOLDERS AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August ___, 2000, by and among (i) Bell Sports Corp., a Delaware corporation (the "Company"), (ii) Bell Sports Holdings, L.L.C., a Delaware limited liability company ("BSH"), Chartwell Managers LLC (as to Section 2(a)(iv) hereof only) and (iii) the additional parties listed on Schedule A attached hereto ("Investors"). BSH and Investors are sometimes collectively referred to herein as the "Holders." Unless otherwise defined herein, capitalized terms shall have the meanings set forth in Section 9 hereof.

            WHEREAS, it is a condition precedent to the obligations of each of Bell Sports, Inc. and Investors to close the transactions contemplated at the Second Closing in the Investment Agreement among Bell Sports, Inc., Bell Sports Corp., First Union Investors, Inc., GarMark Partners, L.P. and Fleet Corporate Finance, Inc. dated as of August______ , 2000 (the "Investment Agreement") that each of BSH and Investors shall have entered into this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, BSH and Investors hereby agree as follows:

           Section 1. Preemptive Rights. The Company shall not be permitted to issue (an "Issuance") additional Equity Interests, other than pursuant to an Exempt Issuance, unless, prior to such Issuance, the Company notifies each Holder in writing of the Issuance and grants to each Holder the right (the "Right") to subscribe for and purchase the proportion of such Equity Interests so issued (at the same price and on the same terms as contemplated by the Issuance) which equals the proportion that the number of shares of Common Stock (assuming conversion of Convertible Securities into Common Stock) held by such Holder bears to the total number of shares of Common Stock (assuming conversion or exercise of all of the Convertible Securities into Common Stock). The Right may be exercised by each Holder by written notice to the Company received by the Company within 15 days after receipt of notice from the Company of the Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 days after the Company receives notice of the exercise of the Right and prior to or concurrently with the closing of the Issuance.

           Section 2.   Transfers.


                   (a)  Tag-Along Rights.

                              (i)        If BSH (the "Selling Holder")
proposes to Transfer any shares of its Common Stock or other equity interests in the Company (the "Tag Along Shares") or proposes to Transfer equity (a "BSH Sale") of BSH to any Person (the "Transferee"), in a private sale (a "Tag Along Sale"), the remaining Holders (the "Non-Selling Holders") that hold securities of the type to be transferred or securities convertible into or exercisable for such securities (or, in the case of a BSH Sale, Holders holding Common Stock or Convertible Securities) shall have the right (the "Tag Along Right"), but not the obligation, to tag-along, as to any securities of the same class as the Tag Along Shares (or shares of Common Stock or


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Convertible Securities, in the case of a BSH Sale), to any such Tag Along Sale, on the same terms and conditions as the Selling Holder(s) (or Equivalent Terms (as defined) in the case of a BSH Sale) (the "Sale Terms"), pursuant to the procedures set forth hereunder.

                              (ii)     In the event any Selling Holder wishes to
Transfer Tag Along Shares, the Selling Holder shall first deliver a notice of transfer to the Non-Selling Holders (the "Notice of Transfer"). Each Non-Selling Holder may exercise its Tag Along Right by delivering to the Selling Holder in the notice of the Notice of Transfer within twenty (20) calendar days after receipt of the Notice of Transfer (the "Offer Period") a notice stating that such Non-Selling Holder intends to exercise its tag-along rights and that it desires to sell its own securities ("Tagging Shares") in accordance with the Sale Terms (the "Tag Along Notice", and the Non-Selling Holder rendering such Tag Along Notice, the "Tagging Holder"). If no Tag Along Notice is received by the Selling Holders within the Offer Period, it shall be understood that the Non-Selling Holders have waived its Tag-Along Rights hereunder and, subject to paragraph 2(a) and 2(b), the Selling Holders shall be free to Transfer the Tag Along Shares.

                              (iii)    If one or more Tag Along Notices are
received by the Selling Holders within the respective term, then the Selling Holders shall, for a period not to exceed fifteen (15) business days after the end of the Offer Period, seek to obtain from the Transferee an offer, for the consideration and on the same terms and conditions described in the Sale Terms (or Equivalent Terms in the case of BSH sale), for all of the Tag Along Shares and all of the Tagging Shares pertaining to the Tagging Holders. In the case the prospective Transferee refuses to purchase Tagging Shares from a Tagging Holder, then the Selling Holders, at their sole discretion, shall be entitled to either
(i) proceed to consummate the Tag Along Sale in a manner such that all of the Selling Holders and the Tagging Holders participate in such Tag Along Sale pro rata to their then current holdings of Shares of Common Stock (assuming conversion of all Convertible Securities held by the Selling Holders and the Tagging Holders into Common Stock) or (ii) refuse to consummate the Tag Along Sale. For purposes of paragraph 2(b) "Equivalent Terms" shall be terms and conditions for the sale of Common Stock that are substantially similar to those received by the seller of BSH equity in such BSH Sale, as determined by BSH in its reasonable discretion so long as such terms are no more favorable to the Selling Holders.

                              (iv)     Any Transfer by Chartwell Investments II,
L.P. or its Affiliates of BSH membership interests that triggers a tag-along right in favor of members of BSH under Section 6.2 of the LLC Agreement shall give the Holders a tag along right therewith with respect to their Common Stock or Convertible Securities on Equivalent Terms as if such Holders were Members of BSH and such Common Stock or Convertible Securities were BSH membership interests.

                   (b)        Drag-Along Rights.

                              (i)      If BSH proposes to make a bona fide
Transfer of at least 85% of its Shares and Convertible Securities, in the aggregate (assuming conversation of all Convertible Securities for purposes of determining the percentage sold), to an Unaffiliated Third Party, BSH shall have the right (a "Drag-Along Right"), exercisable upon 10 days' prior written notice to

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Investors, to require each Investor to sell the same percentage of its Shares and Convertible Securities to the Unaffiliated Third Party on the same terms and conditions as BSH. Notwithstanding anything to the contrary, to the extent BSH exercises its Drag-Along Right pursuant to this Section 2(b), the provisions of
Section 2(a) hereof shall not be applicable to the transaction that triggered such Drag-Along Right. For purposes of this Section 2(b), "on the same terms and conditions as the BSH sale" and similar phrases shall take into account all consideration and economic rights received by BSH and its Affiliates in such transaction other than reimbursement of expenses and payment of fees for services actually rendered.

                              (ii)     BSH shall deliver a written notice to
Investors setting forth the identity of, and the consideration per share to be paid by, the Unaffiliated Third Party (the "Drag-Along Notice"). Not later than 15 days following the delivery of the Drag-Along Notice, Investors shall deliver to BSH certificates representing all of the Shares and Convertible Securities owned by it to be sold pursuant to this Section 2(b), accompanied by all necessary documents and instructions to effect such transfer. Investors shall be required only to represent and warrant, on a several but not joint basis, title to their respective Shares or Convertible Securities, due authorization, no conflicts, legal compliance and similar representations as to such Investor and its status ("Investor's Representations"), and shall not be required to enter into any covenants or agreements other than (i) indemnities as to such Investor's Representations and other indemnities as to which the Unaffiliated Third Party's recourse is solely to a pro rata escrowed hold back of the purchase price determined by BSH; (ii) as to persons within such Investor who have access to confidential information concerning BSH or its Affiliates received from BSH or its subsidiaries to maintain the confidentiality thereof on terms deemed reasonable to BSH in light of the nature of the transaction; and
(iii) the use of commercially reasonable efforts to take such actions as are deemed necessary or appropriate by BSH to obtain regulatory consents or approvals required to consummate the transaction.

                              (iii)    If any Investor should fail to deliver
certificates representing all of the Shares and Convertible Securities owned by it to be sold pursuant to this Section 2(b), Investor shall cause the books and records of the Company to show that such Shares and Convertible Securities are bound by the provisions of this Section 2 and that such Shares and Convertible Securities shall be transferred only to the Unaffiliated Third Party upon surrender for transfer by the holder thereof.

                              (iv)     If, within 90 days after the delivery of
the Drag-Along Notice, such sale to the Unaffiliated Third Party is not completed, BSH shall return to each Investor all certificates representing Shares and Convertible Securities that such Investor delivered for sale pursuant hereto.

                              (v)      Any sale by Chartwell Investments II,
L.P. or its Affiliates of BSH membership interests that trigger drag along obligations for members of BSH under Section 6.2(b) of the LLC Agreement shall trigger drag along obligations of Holders hereunder with respect to their Common Stock and Convertible Securities as if such Holders were members of BSH and such Common Stock or Convertible Securities were BSH membership interests.


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           Section 3.         Registration Rights.

                   (a)        Registration Rights.

                              (i)      Right to Piggyback.  Subject to the last
sentence of this subsection (i), whenever, after an initial public offering of Common Stock by the Company, the Company proposes to register any Common Stock under the Act and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on Forms S-4 or S-8 or any similar successor forms) (a "Piggyback Registration" or a "Registration"), the Company will give written notice to all holders of Registrable Securities, at least 30 days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(ii) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the delivery of the Company's notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 3(a)(i) in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith) and (B) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities under this Section 3(a)(i) during the period that the registration of such other securities included in such Registration Statement is delayed. The Company further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by the Company for such Registration Statement. Each Holder shall be permitted to withdraw all or any part of such Holder's Registrable Securities from a registration at any time prior to the effective date of the Registration Statement by notifying the Company of such withdrawal not later than two business days prior to such effective date. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other Person selling under such Piggyback Registration (including the right to participate in an initial public offering of Common Stock of the Company).

                              (ii)     Priority on Piggyback Registrations.  If
the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing,

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that the number or kind of securities proposed to be sold in such registration
(including Registrable Securities to be included pursuant to subsection (a)(i) above) will adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (x) first, the shares the Company proposes to sell and
(y) second, the Registrable Securities and other shares of Common Stock requested to be included in such registration by the holders thereof entitled to participate in such registration. To the extent that the privilege of including Registrable Securities or other shares of Common Stock in any Piggyback Registration must be allocated among the holders thereof, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein.

                              (iii)    Selection of Underwriters.  If any
Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

                              (iv)     Expenses.  In each Piggyback
Registration, the Company shall pay up to $15,000 in fees and expenses of one counsel for all holders of Registrable Securities included therein.

                   (b)        [RESERVED]

                   (c) Registration Procedures. With respect to any Piggyback Registration, the Company will, subject to subsection (3)(a)(ii), above, as expeditiously as practicable:

                              (i)      prepare and file with the SEC, within 90
days after mailing the applicable notice, a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that the holders of the Registrable Securities so to be registered shall reasonably request, including all financial statements required by the SEC to be filed with Form S-1, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its reasonable best efforts to cause such Registration Statement to become effective; provided further, that before filing a Registration Statement or Prospectus related thereto or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel;

                              (ii)     prepare and file with the SEC such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each


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Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection (xi) of this subsection (c), if applicable;

                              (iii)    notify the selling holders of Registrable
Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                              (iv)     use its best efforts to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                              (v)      if requested by the managing underwriter
or underwriters, if any, or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment promptly after being



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notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                              (vi)     furnish to each selling holder of
Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                              (vii)    deliver to each selling holder of
Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                              (viii)   prior to any public offering of
Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, unless this limitation would materially adversely impair the ability of Investors to sell the Registrable Securities covered by the Registration Statement;

                              (ix)     cooperate with the selling holders of
Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                              (x)      use its reasonable best efforts to cause
the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                              (xi)     upon the occurrence of any event
contemplated by subsection (iii)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material

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fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                              (xii)    cause all Registrable Securities covered
by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                              (xiii)   provide a CUSIP number for all
Registrable Securities, not later than the effective date of the applicable Registration Statement;

                              (xiv)    enter into such agreements (including an
underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, upon the request of the holders of a majority of the Common Stock participating in any Registration, (A) make such representations and warranties to the holders of such Common Stock and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Common Stock being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) obtain "comfort" or "procedures" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Common Stock and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" or "procedures" letters to underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Common Stock being sold and the managing underwriters, if any, to evidence compliance with subsection (iii)(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                              (xv)     make available for inspection by a
representative of Investors, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information, reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless



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disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

                              (xvi)    otherwise use its reasonable best efforts
to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                              (xvii)   promptly prior to the filing of any
document that is to be filed as an exhibit or incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

           The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (iii)(F) of this subsection (c), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (xi) of this subsection (c), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (ii) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (xi) of this subsection (c) or the Advice.

                   (d)        Restrictions on Public Sale.

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                              (i)      Public Sale by Holders of Registrable
Securities. To the extent not inconsistent with applicable law, each party whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 10 business days prior to, and during the 180-day period (or such shorter period as may be agreed to by such underwriters) beginning on, the effective date of a Registration Statement pursuant to such Registration (except as part of such Registration).

                              (ii)     Public Sale by the Company and Others.
If requested by the managing underwriter or underwriters for any underwritten Registration, neither the Company nor Investor will effect any public sale or distribution of Common Stock for its own account (or securities convertible into or exchangeable or exercisable for Common Stock) during the 10 business days prior to, and during the 180-day period beginning on, the effective date of such Registration, except pursuant to such Registration.

                              (iii)    Other Registrations.  If the Company has
previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Act (except on Forms S-4 or S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least 90 days has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company but not to a period shorter than one month.

                   (e) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "comfort" or "procedures" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided, however, that, except as otherwise provided in subsection
(a)(iv) above, the Company shall not bear the costs and expenses of any Investor or any other holder of Registrable Securities for underwriters' commissions or expenses, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by any Investor or any other holder of Registrable Securities.

                   (f)        Indemnification.

                              (i)        Indemnification by the Company. The
Company agrees to indemnify and hold harmless (x) each Holder and (y) each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") any Holder (any of the Persons referred to in this clause (y) being hereinafter referred to as a "controlling person") and (z) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (x), (y) or (z) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, except, with respect to any Holder, insofar as such losses, claims, damages, liabilities or judgments (1) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein or (2) with respect to any preliminary prospectus, result from the fact that such Holder sold Common Stock to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to the Holders in accordance with this Agreement and the final prospectus, as amended or supplemented, would have corrected such untrue statement or omission.

         In case any action shall be brought against any of the Indemnified Holders or any Person controlling any of the Indemnified Holders, based upon any Registration Statement or Prospectus, or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and payment of all fees and expenses. Such Indemnified Holder or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Holder, unless (x) the employment of such counsel shall have been specifically authorized in writing by the Company, (y) the Company shall have failed to assume the defense and employ counsel or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder or such controlling person and the Company and such Indemnified Holder or such controlling person shall have been advised by such counsel that it would be inappropriate for the same counsel to represent the Indemnified Holder and the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Holder or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Holders and all controlling persons, which firm shall be designated in writing by the Indemnified Holders and that all such fees and expenses reasonably incurred shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Holder and any such controlling person from and against any amounts payable pursuant to such written consent in connection with such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Company and an Indemnified Holder shall have requested the Company to reimburse such Indemnified Holder for such fees and expenses of counsel as incurred, the Company agrees that they shall be liable for any settlement of any action effected without their written consent if (x) such settlement is entered into more than 30 business days after the receipt by the Company of the aforesaid request and (y) the Company shall have failed to reimburse such Indemnified Holder in accordance with such request for reimbursement prior to the date of such settlement. The Company shall not, without the prior written consent of such Indemnified Holder, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Holder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such proceeding at no cost to such Indemnified Holder.

                              (ii)     Indemnification by Holders.  Each Holder
agrees to indemnify and hold harmless the Company and any Person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the each of the Indemnified Holders, but only with reference to information relating to such Holder that was furnished in writing by such Holder expressly for use in any Registration Statement. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Common Stock giving rise to such indemnification obligation.

                              (iii)    Contribution.  If the indemnification
provided for in this Section 3(f) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3(f)(iii) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim prior to the indemnifying party's assumption of the defense thereof or subsequent thereto to the extent permitted by the second sentence of the second paragraph of Section 3(f)(i) hereof. Notwithstanding the provisions of this Section 3(f), none of the Holders (and their related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the sale of shares of Common Stock exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 3(f)(iii) are several in proportion to the respective amount of Common Stock sold by each of the Holders pursuant to any Registration and not joint.

                   (g) Rule 144 or 144A. The Company agrees that at all times after it has filed a Registration Statement pursuant to the requirements of the Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Shares pursuant to Rule 144. At any reasonable time and upon request of any Investor, the Company will furnish such Investor with such information as may be necessary to enable such Investor to effect sales of Common Stock pursuant to Rule 144 under the Act and will deliver to such Investor a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

                   (h) Participation in Underwritten Registrations. No Holder may participate in any underwritten Registration hereunder unless such Holder (i) agrees to sell its Shares of Common Stock on the basis provided in any underwriting arrangements, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, lock-up agreements and other documents customarily required under the terms of such underwriting arrangements.

                   (i) Other Registration Rights. The Company will not grant to any Person any piggyback registration rights with respect to the Common Stock of the Company other than piggyback registration rights that are not inconsistent with the terms of this Section 3.

                   (j)        Termination. Investors rights pursuant to this
Section 3 shall terminate upon the last to occur of the following: (i) the third anniversary of an initial Public Offering of the Common Stock, (ii) such time as Investors are eligible to sell all of its Shares under Rule 144(k) under the Act, and (iii) such time as the Company has established a market capitalization of at least $150,000,000, having at least $75,000,000 of publicly traded Common Stock. The provisions of this Section 3 shall terminate as to any Registrable Security on the date such Registration Security is sold pursuant to an effective Registration Statement or pursuant to Rule 144 (or any similar provision then in force under the Act).

           Section 4. Book and Records. The Company shall keep the books and records of the Company in accordance with generally accepted accounting principles as applied in the United States. The Company shall furnish each Holder promptly after transmission, copies of (x) all reports, officers' certificates, and other information furnished by the Company to equity holders of the Company generally and (y) all reports filed by the Company with any securities exchange or the SEC.

           Section 5.         Legends.

                   (a) The parties hereto agree that each certificate representing shares of Common Stock or Convertible Securities shall bear the following legends until such time as the same are no longer applicable:

                   "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A SECURITIES HOLDERS AND REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST ___, 2000, A COPY OF WHICH IS ON FILE AT THE OFFICE OF BELL SPORTS CORP. BELL SPORTS CORP. WILL FURNISH A COPY OF SUCH SECURITIES HOLDERS AND REGISTRATION RIGHTS AGREEMENT TO THE RECORD HOLDER HEREOF

                   WITHOUT CHARGE UPON WRITTEN REQUEST TO BELL SPORTS CORP. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

           Section 6.         Specific Performance, Etc. The Company,
each Investor and BSH, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company, each Investor and BSH agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

           Section 7. Termination. Except where an earlier time is provided herein, the rights and obligations of the parties other than those set forth in Section 3 (which shall survive for the periods indicated therein) shall terminate upon a Termination Event.

           Section 8.         Miscellaneous.

                   (a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier or registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or such other address for any party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof). Notice sent by mail shall be effective five days after mailing.

                           (i)   If to the Company at:

                                 Bell Sports Corp.
                                 6350 San Ignacio Avenue
                                 San Jose, California 95119
                                 Attention:       Mary George
                                 Telephone:       (408) 574-3400
                                 Telecopy:        (408) 224-9129

                                 with copies to:

                                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                 1333 New Hampshire Avenue, N.W.
                                 Suite 400
                                 Washington, D.C. 200326
                                 Attention:       Russell W. Parks, Jr.
                                 Telephone:       (202) 887-4000
                                 Telecopy:        (202) 887-4288

                          (ii) If to any Holders to the address indicated on Schedule A adjacent to such Holder's name.

                   (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of BSH and holders of not less than a majority of the shares of Common Stock (assuming conversion of all Convertible Securities) subject to this Agreement which are not owned by BSH. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                   (c)        Successors and Assigns; Third Party Beneficiaries.
This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

                   (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                   (e) Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                   (f) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed therein. The parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

                   (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                   (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           Section 9. Definitions. The following terms, as used herein, have the following respective meanings:

          "Affiliate" shall mean (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above, (iii) any trust in which any such Persons described in clause (i) or (ii) above has a beneficial interest and (iv) any corporation or other organization of which any such Persons described in clause (i) or (ii) above collectively own more than 50% of the equity or voting power of such entity; provided, however, that in no event shall any Investor be deemed to be an Affiliate of the Company. For purposes of this definition, ownership of 10% or more of the voting common equity of a Person shall be deemed to be control of such Person.

          "Common Stock" shall mean the shares of common stock, par value $.01 per share, of the Company and all other classes of the Company's voting or non-voting common stock which may exist on the date of this Agreement or which may be created in the future.

         "Convertible Securities" shall mean securities convertible into or exchangeable for, or options or warrants to purchase, Common Stock.

         "Equity Interests" means with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, outstanding from time to time.

         "Exempt Issuance" shall mean (i) any issuance of Equity Interests to officers, employees, consultants or directors of the Company or any Subsidiary thereof (other than issuances to employees, officers or directors of Chartwell Managers LLC) primarily for compensatory purposes, (ii) any issuance, pro rata to all holders of Common Stock, of Equity Interests as a dividend on, subdivision of, or other distribution in respect of, the Common Stock, (iii) any issuance of Common Stock to Holders upon exercise of the Warrants, (iv) any issuance of Equity Interests which are sold in an offering registered under the Securities Act of 1933, as amended (the "Act") (v) the issuance of Equity Interests as consideration for the purchase price of assets or businesses being acquired by the Company or any of its Subsidiaries, (vi) the issuance of preferred stock which is not convertible into Common Stock, and (vii) the issuance of nominally priced Equity Interests in conjunction with the issuance of debt or nonconvertible preferred stock.

         "Initial Shares" shall mean the Shares of Common Stock owned by Investors and BSH as of the date hereof.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Bell Sports Holdings, L.L.C.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Prospectus" shall mean the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" means the Shares, but with respect to any Share, only until such time as such Share (i) has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act and the legend referred to in
Section 5 has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

         "Registration Statement" means any registration statement of the Company filed pursuant to the Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

         "Related Party" with respect to BHS shall mean: (i) any partner, Member, controlling Holder, Subsidiary or Family Member (in the case of an individual) of BSH or (ii) any trust, corporation, partnership or other entity, the beneficiaries, Holders, partners, Member, owners or Persons directly or indirectly beneficially holding a 51% or more controlling interest of which consist of BSH and/or such other Persons referred to in the immediately preceding clause (i).

         "Shares" shall mean the Initial Shares plus (i) any additional shares of Common Stock issued to holders of Shares as part of a dividend on, subdivision of, or other distribution in respect of Common Stock that is made pro rata to all holders of Common Stock, (ii) any additional shares of Common Stock issued to holders of Shares or Convertible Securities pursuant Section 1 hereof, and (iii) any additional shares of Common Stock issued to holders of Convertible Securities upon conversion of such Convertible Security.

         "Subsidiary" shall mean with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof.

         "Termination Event" shall mean a Public Offering of Common Stock pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock for the account of the Company, in which the aggregate proceeds to the Company equal or exceed $50,000,000.

         "Transfer" means to sell, exchange, transfer, assign, pledge, hypothecate or to otherwise dispose.

         "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction (i) is not owned, directly or indirectly, by Chartwell Investments II, L.P. and all of its Affiliates in an amount exceeding 3% of the equity of such Person ("Subject Entity"), (ii) is not controlling, controlled by or under common control with any such Subject Entity, (iii) is not the spouse or descendent (by birth or adoption) of any such Subject Entity or a trust for the benefit of such Subject Entity and/or such other Persons and (iv) is neither a portfolio company of any such Subject Entity nor a subsidiary of any portfolio company of any such Subject Entity.

         "Warrants" means the Warrants to purchase an aggregate of 63,250 shares of Common Stock of BSC originally issued August ___ , 2000 to Investors.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Holders and Registration Rights Agreement as of the date first above written.

                        BELL SPORTS, CORP.



                        By:
                           ----------------------------------------------------
                        Name:
                             --------------------------------------------------
                        Title:
                              -------------------------------------------------



          The undersigned agrees to the provisions of Section 2(a)(iv) hereof.

                              CHARTWELL MANAGERS LLC



                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

          IN WITNESS WHEREOF, the parties have executed this Holders and Registration Rights Agreement as of the date first above written.

                         BELL SPORTS HOLDINGS, L.L.C.



                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------



                         Number of shares of Common Stock held:

                         -------------------------------------------------

          IN WITNESS WHEREOF, the parties have executed this Holders and Registration Rights Agreement as of the date first above written.

                              FIRST UNION INVESTORS, INC.



                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------



                              Warrants to purchase __________________ shares of Common Stock

          IN WITNESS WHEREOF, the parties have executed this Holders and Registration Rights Agreement as of the date first above written.

                               GARMARK ADVISORS LLC





                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------



                              Warrants to purchase __________________ shares of Common Stock


                                       -4

          IN WITNESS WHEREOF, the parties have executed this Holders and Registration Rights Agreement as of the date first above written.

                              FLEET CORPORATE FINANCE, INC.





                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------



                              Warrants to purchase __________________ shares of Common Stock

                                   SCHEDULE A


-----------------------------------------------------------------------------------------------
                                         Holder                    Address
                                        -------                  ----------
----------- ------------------------------------------- ---------------------------------------
----------- ------------------------------------------- ---------------------------------------
    1       Bell Sports Holdings, L.L.C.



----------- ------------------------------------------- ---------------------------------------
    2       First Union Investors, Inc.



----------- ------------------------------------------- ---------------------------------------
    3       Garmark Advisors LLC



----------- ------------------------------------------- ---------------------------------------
    4       Fleet Corporate Finance, Inc.



-----------------------------------------------------------------------------------------------

                                      -6-